EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement No. 333-70967 on Form S-3 and Registration Statement Nos. 2-80776, 33-2139, 33-7901, 33-15062, 33-43635, 33-62799, 333-59803, 333-82157, and 333-82161 on
Form S-8 of Albertson's, Inc. and subsidiaries of our report dated June 23, 1999, with respect to the supplemental consolidated financial statements of Albertson's, Inc. and subsidiaries included in this Current Report on Form 8-K to be filed with the Securities and Exchange Commission on July 16, 1999.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Boise, Idaho
July 16, 1999

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